As filed with the Securities and Exchange Commission on December 17, 2024.

File No. 001-42395

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Twin Hospitality Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	99-1232362
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5151 Belt Line Road, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 941-3150

(Registrant’s telephone number, including area code)

With copies to:

Twin Hospitality Group Inc. 5151 Belt Line Road, Suite 1200 Dallas, Texas 75254 Tel: (972) 941-3150 Attn: Clay C. Mingus, Chief Legal Officer	Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Tel: (310) 586-7700 Fax: (310) 586-7800 Attn: Mark J. Kelson, Esq. William Wong, Esq.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Twin Hospitality Group Inc.

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10.

Item 1. Business.

The information required by this item is contained under the sections of the Information Statement entitled “Summary of our Company and our Business”, “Risk Factors”, “Reorganization”, “The Spin-Off”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Certain Relationships and Related Person Transactions”, and “Where You Can Find More Information”, which sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”, which sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Summary Historical Consolidated and Pro Forma Condensed Combined Financial Information and Other Data”, “Capitalization”, “Unaudited Pro Forma Condensed Combined Financial Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements”, and the financial statements referenced therein, which sections and financial statements are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the Information Statement entitled “Business—Properties”, which section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management”, which section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management”, which section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the Information Statement entitled “Executive and Director Compensation”, which section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors”, “Reorganization”, “The Spin-Off”, “Management” and “Certain Relationships and Related Person Transactions”, which sections are incorporated herein by reference.

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Item 8. Legal Proceedings.

The information required by this item is contained under the section of the Information Statement entitled “Business—Legal Proceedings”, which section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Questions and Answers Regarding the Spin-Off”, “The Spin-Off”, “Dividend Policy”, “Capitalization”, “Material U.S. Federal Income Tax Consequences of the Spin-Off”, and “Description of Capital Stock”, which sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the Information Statement entitled “Description of Capital Stock—Recent Sales of Unregistered Securities”, which section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “Questions and Answers Regarding the Spin-Off”, “The Spin-Off”, “Dividend Policy”, and “Description of Capital Stock”, which sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Description of Capital Stock—Limitations on Liability and Indemnification of Directors and Officers”, which section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the Information Statement entitled “Summary Historical Consolidated and Pro Forma Condensed Combined Financial Information and Other Data”, “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements”, and the financial statements referenced therein, which sections and financial statements are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The information required by this item is contained under the section of the Information Statement entitled “Change in Accountants”, which section is incorporated herein by reference.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the Information Statement entitled “Summary Historical Consolidated and Pro Forma Condensed Combined Financial Information and Other Data”, “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements”, and the financial statements referenced therein, which sections and financial statements are incorporated herein by reference.

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(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Twin Hospitality Group Inc.
3.2	Amended and Restated Bylaws of Twin Hospitality Group Inc.
4.1**	Form of Warrant Agreement
10.1	Form of Master Separation and Distribution Agreement by and between FAT Brands Inc. and Twin Hospitality Group Inc.
10.2	Form of Tax Matters Agreement by and between FAT Brands Inc. and Twin Hospitality Group Inc.
10.3†	Twin Hospitality Group Inc. 2024 Incentive Compensation Plan
10.4†	Form of Stock Option Agreement
10.5†**	Twin Hospitality Group Inc. Management Equity Plan
10.6†**	Form of Award Agreement
10.7**	Form of Indemnification Agreement between Twin Hospitality Group Inc. and each of its directors and officers
10.8**	Base Indenture, dated as of November 21, 2024, by and between Twin Hospitality I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary
10.9**	Series 2024-1 Supplement to Base Indenture, dated as of November 21, 2024, by and between Twin Hospitality I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary
10.10**	Guarantee and Collateral Agreement, dated as of November 21, 2024, by and among the Guarantors party thereto (consisting of the subsidiaries of Twin Hospitality Group Inc.) in favor of UMB Bank, National Association, as trustee
10.11**	Management Agreement, dated as of November 21, 2024, by and among Twin Hospitality I, LLC, as issuer, the other Securitization Entities party thereto from time to time, Twin Hospitality Group Inc., as manager, and UMB Bank, N.A., as trustee
10.12**	Limited Guaranty, dated as of November 21, 2024, between Twin Hospitality Group Inc., as guarantor, and UMB Bank, N.A., as trustee
16.1*	Letter from Macias Gini & O’Connell LLP regarding change in certifying accountant
16.2*	Letter from CohnReznick LLP regarding change in certifying accountant
21.1*	Subsidiaries of Twin Hospitality Group Inc.
99.1	Preliminary Information Statement of Twin Hospitality Group Inc., subject to completion, dated December 17, 2024

*	Previously filed as part of the initial filing of this registration statement (previously filed with the SEC on November 1, 2024).
**	Previously filed as part of Amendment No. 1 to this registration statement (previously filed with the SEC on December 9, 2024).
†	Management contract or compensatory plan or arrangement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Twin Hospitality Group Inc.

By:	/s/ Joseph Hummel
Name:	Joseph Hummel
Title:	Chief Executive Officer

Dated: December 17, 2024